Exhibit 99.1

ISUBSCRIBED INC.

By:     /s/ Hari Ravichandran
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Name:   Hari Ravichandran
Title:  Chief Executive Officer

By:     /s/ Hari Ravichandran
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Name:   Hari Ravichandran